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                                                                 Exhibit 23.03






               CONSENT OF ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.



We consent to the inclusion in this Registration Statement of The Millburn World Resource Trust of our report dated March 25, 2000 on our audit of the statement of financial condition of the Millburn Ridgefield Corporation as of December 31, 1999 appearing in the Prospectus, which is part of the Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.





                                      ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.


Hunt Valley, Maryland
April 24, 2000